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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


      Date of report (Date of earliest event reported): May 24, 2005



                              Eastman Kodak Company
               (Exact name of registrant as specified in its charter)



New Jersey                            1-87                 16-0417150
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(State or Other Jurisdiction       (Commission           (IRS Employer
    of Incorporation)             File Number)       Identification No.)


                                343 State Street,
                            Rochester, New York 14650
            (Address of Principal Executive Office) (Zip Code)


      Registrant's telephone number, including area code (585) 724-4000
                                                          -------------


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-
      2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-
      4(c)under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 2.05  Costs Associated with Exit or Disposal Activities

On May 24, 2005, Eastman Kodak Company committed to plans to close the manufacturing facility in Sao Jose dos Campos, Brazil. This facility supplies color photographic paper for the Latin American markets. This action reflects the Company's plan to manage its manufacturing plants as worldwide assets based on global capacity requirements. The company had earlier announced the transfer of other operations performed in Sao Jose to Manaus, Brazil, and to facilities in the U.S.

In conjunction with the closure of this facility, the Company will incur restructuring-related charges of approximately $48 million. Included in these charges is accelerated depreciation on buildings and plant equipment of approximately $28 million (through December 31, 2005), employee severance of approximately $11 million, and other exit costs of approximately $9 million. The severance and other exit costs require the outlay of cash, while the accelerated depreciation represents a non-cash charge.

This action is a part of the Company's restructuring program that was announced on January 22, 2004. The Company expects that it will continue to consolidate its worldwide manufacturing operations in order to eliminate excess capacity.



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                            SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                             EASTMAN KODAK COMPANY



                                         By: /s/ Richard G. Brown, Jr.
                                         -----------------------------
                                         Richard G. Brown, Jr.
                                         Controller

Date:  May 25, 2005